UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 20, 2007

Alltel Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-4996                                      34-0868285
(Commission File Number) (IRS Employer Identification No.)

One Allied Drive, Little Rock, Arkansas 72202
(Address of Principal Executive Offices, Including Zip Code)

(501) 905-8000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 20, 2007, Alltel Corporation (“Alltel” or the “Company”) issued a Press Release announcing the Company’s fourth quarter 2006 unaudited consolidated results of operations. The Press Release presents the Company’s consolidated results of operations measured under generally accepted accounting principles (“GAAP”) and its results of operations from current businesses.

“Results of operations from current businesses” include the following:

•	Operating income from current businesses

•	Other income, net from current businesses

•	Income taxes from current businesses

•	Net income from current businesses

•	Basic and diluted earnings per share from current businesses

•	Equity free cash flow from current businesses

The current business measures are non-GAAP financial measures that differ from their respective GAAP counterparts in that they exclude the effects of discontinued operations, amortization expense related to intangible assets recorded in connection with the acquisition of wireless properties, a special cash dividend received on the Company’s investment in Fidelity National Financial, Inc. common stock, gain on the exchange or disposal of assets, debt prepayment expenses, costs associated with Hurricane Katrina, a change in accounting for certain operating leases, reversal of certain income tax contingency reserves and integration expenses and other charges.

Alltel’s purpose for excluding items from the current business measures is to focus on Alltel's true earnings capacity associated with providing telecommunication services. Management believes the items excluded from the current business measures are related to strategic activities or other events, specific to the time and opportunity available, and, accordingly, should be excluded when evaluating the trends of the Company's operations. For these reasons, Alltel believes that presenting the current business measures assists investors in assessing the true business performance of the Company by clarifying for investors the effects that certain items such as asset sales, restructuring expenses and other business consolidation costs arising from past acquisition and restructuring activities had on the Company's GAAP consolidated results of operations. The Company uses results from current businesses as management’s primary measure of the performance of its business segments. Alltel’s management, including the chief operating decision-maker, uses the current business measures consistently for all purposes, including internal reporting purposes, the evaluation of business objectives, opportunities and performance, resource allocation and the determination of management compensation.

Equity free cash flow from current businesses is a non-GAAP financial measure that is computed as net income from current businesses plus depreciation and amortization less capital expenditures including capitalized software development costs. The Company believes that reporting equity free cash flow from current businesses assists investors in understanding Alltel’s ability to generate sufficient positive cash flows to fund its ongoing cash operating requirements including capital expenditures, payment of dividends and debt service obligations. Equity free cash flow from current businesses should not be considered in isolation or as a substitute for cash flow from operations prepared in accordance with GAAP.

The financial tables of Alltel’s Press Release include a reconciliation of each of the non-GAAP financial measures discussed above to its most directly comparable financial measure calculated and presented in accordance with GAAP. A copy of Alltel’s Press Release dated February 20, 2007 is attached hereto as Exhibit 99(a) and is furnished as a part of this filing.

Item 9.01 - Financial Statements and Exhibits.

Exhibit 99(a)          Press Release dated February 20, 2007 of Alltel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALLTEL CORPORATION

By: /s/   Sharilyn S. Gasaway
Name: Sharilyn S. Gasaway
Title: Executive Vice President -
          Chief Financial Officer

Dated: February 20, 2007

EXHIBIT INDEX

Exhibit No.       Description

Exhibit 99(a)                  Press Release dated February 20, 2007 of Alltel